Exhibit 10.2

A MARK OF [**] IN THE TEXT OF THIS EXHIBIT INDICATES THAT CONFIDENTIAL MATERIAL HAS BEEN OMITTED. THIS EXHIBIT. INCLUDING THE OMITTED PORTIONS, HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO AN APPLICATION REQUESTING CONFIDENTIAL TREATMENT UNDER RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Deutsche Bank

Deutsche Bank AG, London Branch

Winchester house

1 Great Winchester St, London EC2N 2DB

Telephone:  44 20 7545 8000

c/o Deutsche Bank Securities Inc.

60 Wall Street

New York, NY 10005

Telephone:  212-250-2500

SUPPLEMENTAL CONFIRMATION

To:	Fifth Third Bancorp Fifth Third Center Cincinnati, Ohio 45263

From:	Deutsche Bank AG, London Branch

Subject:	Accelerated Stock Buyback

Ref. No.:	726877

Date:	April 26, 2017

The purpose of this Supplemental Confirmation is to confirm the terms and conditions of the Transaction entered into between Deutsche Bank AG, London Branch (“Deutsche”), with Deutsche Bank Securities Inc. acting as agent, and Fifth Third Bancorp (“Counterparty”) (together, the “Contracting Parties”) on the Trade Date specified below. This Supplemental Confirmation is a binding contract between Deutsche and Counterparty as of the relevant Trade Date for the Transaction referenced below.

1. This Supplemental Confirmation supplements, forms part of, and is subject to the Master Confirmation dated as of May 21, 2013 (the “Master Confirmation”) between the Contracting Parties, as amended and supplemented from time to time. All provisions contained in the Master Confirmation govern this Supplemental Confirmation except as expressly modified below.

2. The terms of the Transaction to which this Supplemental Confirmation relates are as follows:

Trade Date:	April 26, 2017

Forward Price Adjustment Amount:	[**]*

Calculation Period Start Date:	April 27, 2017

Scheduled Termination Date:	July 26, 2017

First Acceleration Date:	[**]*

Prepayment Amount:	USD 342,000,000.00

Prepayment Date:	May 1, 2017

Chairman of the Supervisory Board: Paul Achleitner.

Management Board: John Cryan (Chairman), Marcus Schenck, Christian Sewing, Kimberly Hammonds, Stuart Lewis, Sylvie Matherat, Nicolas Moreau, Garth Ritchie, Karl von Rohr, Werner Steinmüller.

Deutsche Bank AG is authorised under German Banking Law (competent authority: European Central Bank and the BaFin, Germany’s Federal Financial Supervisory Authority) and, in the United Kingdom, by the Prudential Regulation Authority. It is subject to supervision by the European Central Bank and by BaFin, and is subject to limited regulation in the United Kingdom by the Financial Conduct Authority and the Prudential Regulation Authority.

Deutsche Bank AG is a joint stock corporation with limited liability incorporated in the Federal Republic of Germany, Local Court of Frankfurt am Main, HRB No. 30 000; Branch Registration in England and Wales BR000005 and Registered Address: Winchester House, 1 Great Winchester Street, London EC2N 2DB. Deutsche Bank AG, London Branch is a member of the London Stock Exchange. (Details about the extent of our authorisation and regulation by the Prudential Regulation Authority, and regulation by the Financial Conduct Authority, are available on request or from www.db.com/en/content/eu_disclosures.htm)

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Initial Shares:	11,641,971 Shares; provided that if, in connection with the Transaction, Deutsche is unable to borrow or otherwise acquire a number of Shares equal to the Initial Shares for delivery to Counterparty on the Initial Share Delivery Date, the Initial Shares delivered on the Initial Share Delivery Date shall be reduced to such number of Shares that Deutsche is able to so borrow or otherwise acquire, and Deutsche shall use reasonable good faith efforts to borrow or otherwise acquire a number of Shares equal to the shortfall in the Initial Share Delivery and to deliver such additional Shares as soon as reasonably practicable. The aggregate of all Shares delivered to Counterparty in respect of the Transaction pursuant to this paragraph shall be the “Initial Shares” for purposes of “Number of Shares to be Delivered” in the Master Confirmation.

Initial Share Delivery Date:	May 1, 2017

Ordinary Dividend Amount:	[**]*

Scheduled Ex-Dividend Date:	June 28, 2017

Termination Price:	[**]*

Additional Relevant Days:	The 5 Exchange Business Days immediately following the Calculation Period.

Reserved Shares:	The number of Reserved Shares set forth in Annex A to the Master Confirmation shall be increased by 27,392,871 Shares.

3. Counterparty represents and warrants to Deutsche that neither it nor any “affiliated purchaser” (as defined in Rule 10b-18 under the Exchange Act) has made any purchases of blocks pursuant to the proviso in Rule 10b-18(b)(4) under the Exchange Act during either (i) the four full calendar weeks immediately preceding the Trade Date or (ii) during the calendar week in which the Trade Date occurs.

4. Deutsche hereby acknowledges that, as publicly disclosed by Counterparty, Counterparty intends to conduct rescission offers in respect of the Shares (the “Offers”) during the term of the Transaction. Notwithstanding anything to the contrary in the Master Confirmation or Supplemental Confirmation, Deutsche hereby acknowledges and agrees that the Offers will not constitute Tender Offers for purposes of the Transaction or otherwise violate any representations, warranties or covenants contained therein. The Offers will be made on the terms, and subject to the conditions, set forth in prospectus supplements to the prospectus, dated March 28, 2016, to be filed with the SEC as part of Counterparty’s Registration Statement on Form S-3 (File No. 333-210429). Counterparty intends to launch the Offers and file the prospectus supplements with the SEC prior to 9:00 a.m. on Thursday, April 27, 2017. The Offers will be made in respect of a maximum of 3,527,522 Shares to eligible participants. The Offers are expected to extend for a period of 36 days.

5. This Supplemental Confirmation may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Supplemental Confirmation by signing and delivering one or more counterparts.

[Remainder of Page Intentionally Blank]

*  CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Counterparty hereby agrees (a) to check this Supplemental Confirmation carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Deutsche) correctly sets forth the terms of the agreement between Deutsche and Counterparty with respect to any particular Transaction to which this Master Confirmation relates, by manually signing this Master Confirmation or this page hereof as evidence of agreement to such terms and providing the other information requested herein and immediately returning an executed copy to Deutsche Bank Securities Inc., Facsimile No. 646-736-7122.

Yours faithfully,

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/ Paul Stowell
Name: Paul Stowell
Title: Attorney in Fact

By:	/s/ Robert W. Beck
Name: Robert Back
Title: Attorney in Fact

DEUTSCHE BANK SECURITIES INC., acting solely as Agent in connection with the Transaction

By:	/s/ Paul Stowell
Name: Paul Stowell
Title: Attorney in Fact

By:	/s/ Robert W. Beck
Name: Robert Back
Title: Attorney in Fact

Agreed and Accepted By:

FIFTH THIRD BANCORP

By:	/s/ James C. Leonard
Name: James C. Leonard
Title: Treasurer

[Signature Page to FITB ASR Supplemental Confirmation]